Exhibit 10.14
NEWGOLD, INC.
2006 STOCK OPTION PLAN

1. Purposes of the Plan. The purposes of this 2006 Stock Option Plan are:

•	to attract and retain the best available personnel for positions of responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company's business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

2. Definitions. As used herein, the following definitions shall apply:

(a) "Administrator" means the Board or, if the Board delegates administration of the Plan to a Committee pursuant to Section 4 of the Plan, such Committee.

(b) “Applicable Laws” means the requirements relating to the administration of stock option plans under state corporate laws, US federal and state securities laws, the Code, and any stock exchange or quotation system on which the Common Stock is listed or quoted.

(c) "Board" means the Board of Directors of the Company.

(d) "Code" means the Internal Revenue Code of 1986, as amended.

(e) "Committee" means a committee of the Board.

(f) "Common Stock" means the common stock of the Company.

(g) “Company” means Newgold, Inc., a Delaware corporation.

(h) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(i) "Director" means a member of the Board.

(j) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

(k) "Employee" means any person (including an officer or a Director) who is treated as an employee in the records of the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall alone be sufficient to constitute "employment" by the Company.

(l) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, The Nasdaq SmallCap Market of The Nasdaq Stock Market or the Nasdaq Over-The-Counter Bulletin Board, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(m) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(n) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

(o) "Option" means an option to purchase Shares granted pursuant to the Plan.

(p) "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(q) "Optionee" means the holder of an outstanding Option.

(r) "Parent" means a "parent corporation" of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(s) "Plan" means this 2006 Stock Option Plan, as it may be amended from time to time.

(t) “Restricted Stock” means Shares issued pursuant to an Option.

(u) "Service Provider" means an Employee, Director or Consultant.

(v) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

(w) “Subsidiary” means a “subsidiary corporation” of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is 5,000,000. The Shares may be authorized, but unissued, or re-acquired Common Stock.

If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan upon exercise of an Option, shall not be returned to the Plan and shall not become available for future distribution under the Plan.

4. Administration of the Plan.

(a) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion: (i) to determine the Fair Market Value; (ii) to select the Service Providers to whom Options are granted hereunder; (iii) to determine the number of shares of Common Stock to be covered by each Option granted hereunder; (iv) to approve forms of agreement for use under the Plan; (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine; (vi) to construe and interpret the terms of the Plan and Options granted pursuant to the Plan and to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement; (vii) to prescribe, amend and rescind rules and regulations relating to the Plan; (viii) to modify or amend each Option (subject to Section 14(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan; (ix) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and (x) to make all other determinations deemed necessary or advisable for administering the Plan.

(b) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees.

5. Eligibility. A Nonstatutory Stock Options may be granted to any Service Provider. An Incentive Stock Option may be granted only to an Employee who is an “employee” of the Company or a Parent or Subsidiary of the Company for purposes of Section 422 of the Code.

6. Limitations.

(a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall it interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

7. Term of Plan. Subject to Section 17 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 12 of the Plan.

8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement; provided, however, that in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9. Option Exercise Price and Consideration.

(a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i) In the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(ii) In the case of an Incentive Stock Option granted to any Employee other than an Employee described in paragraph (i) immediately above, the per Share exercise price shall not be less than 100% of the Fair Market Value per Share on the date of grant.

(iii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator.

(b) Vesting Requirements and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option vests or may be exercised.

(c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (i) cash; (ii) check; (iii) secured promissory note; (iv) other Shares held for at least six months (or other period determined by the Board) that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised; (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company sponsored deferred compensation program or arrangement; or (vii) any combination of the foregoing methods of payment.

10. Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option for three (3) months following the Optionee's termination (unless another period is set forth in the Option Agreement) to the extent that the Option is vested on the date of termination; provided that the Option may not be exercised later than the expiration date of the term of such Option as set forth in the Option Agreement. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option for twelve (12) months following the Optionee's termination (unless another period is set forth in the Option Agreement) to the extent that the Option is vested on the date of termination; provided that the Option may not be exercised later than the expiration date of the term of such Option as set forth in the Option Agreement. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised for twelve (12) months following the Optionee's death (unless another period is set forth in the Option Agreement) to the extent that the Option is vested on the date of death; provided that the Option may not be exercised later than the expiration date of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e) Leaves of Absence. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence.

(f) Buyout Provision. The Administrator may at any time offer to buy out for a payment in cash, any Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

11. Non-Transferability of Options. Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee (except as provided in Section 10(d) above) .

12. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation or Acquisition.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option and the type of securities issued upon Option exercise, shall be appropriately adjusted by the Board for any stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, other similar event, or any merger or consolidation that does not fall within the definition of Acquisition under Section 12(d).

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide: (i) for an Optionee to have the right to exercise his or her Option until ten (10) days prior to the effective date of such transaction as to all of the Shares covered thereby, including Shares as to which the Option would not otherwise be exercisable; or (ii) that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

(c) Acquisition of Company.

(i) In the event of an Acquisition (defined in Section 12(d)), each outstanding Option may be assumed or an equivalent option substituted by the Surviving Corporation (defined in Section 12(d)). For the purposes of this paragraph, an Option shall be considered assumed if, following the Acquisition, the option confers the right to purchase or receive, for each Share subject to the Option immediately prior to the Acquisition, the consideration (whether stock, cash, or other securities or property) received in the Acquisition by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Acquisition is not solely common stock of the Surviving Corporation, the Administrator may, with the consent of the Surviving Corporation, provide for the consideration to be received upon the exercise of the Option, for each Share subject to the Option, to be solely common stock of the Surviving Corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Acquisition.

(ii) In the event that the Surviving Corporation in an Acquisition does not assume or substitute for the Option: (A) each Optionee shall fully vest in and have the right to exercise the Option as to all of the Shares covered thereby, including Shares as to which it would not otherwise be vested or exercisable; (B) any Company repurchase option applicable to any Shares acquired upon exercise of an Option shall lapse as to all such Shares; (C) the Administrator shall notify the Optionee in writing or electronically that the Option shall be exercisable in full for a period of at least fifteen (15) days from the date of such notice (provided that the exercisability of previously unvested Options may be conditioned upon the consummation of the Acquisition and/or the agreement of Optionee to sell the shares issuable upon Option exercise to the Surviving Corporation if the Acquisition is structured as a stock sale), and (D) the Option shall terminate upon the expiration of such 15-day period or such later date specified in such notice.

(iii) In the event that the Surviving Corporation in an Acquisition does assume or substitute for an Option but the Optionee is Involuntarily Terminated (defined in Section 12(d)) within 12 months of the closing of the Acquisition, then (A) such Optionee shall fully vest in and have the right to exercise the Option as to all of the Shares covered thereby, including Shares as to which it would not otherwise be vested or exercisable; and (B) any Company repurchase option applicable to any Shares acquired upon exercise of an Option held by such Optionee shall lapse as to all such Shares.

(d) Definitions. The following capitalized terms have the following definitions when used in this Section 12:

(i) “Acquisition” means the sale, conveyance, or other disposal of all or substantially all of the property or business of the Company or merger with or into or consolidation with any other corporation, limited liability company or other entity (other than a wholly-owned subsidiary of the Company), provided, however, that none of the following shall be considered an Acquisition: (A) a merger effected exclusively for the purpose of changing the domicile of the Company, (B) an equity financing in which the Company is the surviving corporation, or (C) a transaction in which the stockholders of the Company immediately prior to the transaction own 50% or more of the voting stock of the surviving corporation following the transaction (taking into account only stock of the Company held by such stockholders prior to the transaction).

(ii) "Involuntary Termination" means the occurrence after, or within one month prior to and in contemplation of, an Acquisition of: (A) Optionee’s involuntary dismissal or discharge by the Company for reasons other than Misconduct, or (B) Optionee’s voluntary resignation following (1) a change in Optionee’s position with the Company which materially reduces Optionee’s level of responsibility, other than changes in responsibilities resulting from the retention of one or more new officers approved by the Board; (2) a reduction in Optionee’s level of cash compensation by more than fifteen percent (15%), other than a reduction in Optionee’s cash compensation which, by resolution of the Board of the Company, is applicable to all employees of the Company generally or which Optionee, in his or her sole and absolute discretion, accepts voluntarily; or (3) a relocation of Optionee’s place of provision of services by more than seventy-five (75) miles, provided and only if such change, reduction or relocation is effected by the Company without Optionee’s consent.

(iii) “Misconduct” means the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Company (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Company (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other person in the Service of the Company (or any Parent or Subsidiary).

(iv) “Surviving Corporation” means, in the event of a transaction described in clause (i) of the definition of Acquisition above, the surviving corporation if the transaction is a merger or consolidation or the purchasing corporation if the transaction is an asset or stock sale. The term “Surviving Corporation” shall also include any Parent corporation of the entity described in the previous sentence if securities of that Parent corporation are issued to the stockholders of the Company in connection with such Acquisition.

(e) Board Determination. Any determination by the Board under this Section 12 shall be final, binding and conclusive on all Optionees.

13. Date of Grant. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination to grant such Option, or such other later date as is specified by the Administrator.

14. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with applicable laws, including any increase in the number of shares issuable pursuant to this Plan. .

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the holder of such Option and the Administrator, which agreement must be in writing and signed by the holder of such Option and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

15. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

16. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

17. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted.

* * * * *

Plan approved by the Board of Directors of the Company on July 26, 2006.

Plan approved by the stockholders of the Company on November 17, 2006.